UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 1, 2016
______________
Lakeland Financial Corporation
(Exact name of Registrant as specified in its charter)
______________

Indiana	0-11487	35-1559596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)

202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46581-1387
 (Address of principal executive offices) (Zip Code)
(574) 267-6144
 (Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b)
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01. Regulation FD Disclosure

On November 1, 2016, Lakeland Financial Corporation (the "Company) reported that during the Company's review of third quarter results, it identified that cash held at the Federal Reserve Bank of Chicago was not included in total earning assets. Instead, the cash was reported in cash and due from banks in nonearning assets.  The resulting understatement of earning assets had the effect of overstating the net interest margin for the second and third quarters of 2016, as well as the nine months ended September 30, 2016 as detailed in the Company's October 25, 2016 press release.

The balance sheet and income statement of the Company are not impacted by this change.

Net interest margin for the second and third quarters of 2016 was 3.19% and 3.08%, respectively. The year-to-date net interest margin for the nine months ended September 30, 2016 was 3.17%.  The Company previously reported 3.24% and 3.20% for the second and third quarters of 2016, respectively, and year-to-date net interest margin of 3.22% for the nine months ended September 30, 2016.

The average balance of interest earning cash that was reclassified from nonearning assets is $57.4 million and $127.0 million for the second and third quarters of 2016, respectively.  The year-to-date 2016 average balance of interest earning cash that was reclassified from nonearning assets is $64.9 million. The net interest margin for the third quarter 2015 was not impacted by this change.

The following table discloses the components of net interest margin for the quarters ended September 30, 2016, June 30, 2016 and September 30, 2015.

LAKELAND FINANCIAL CORPORATION
AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS
(UNAUDITED)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/
(fully tax equivalent basis, dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate	Balance	Income	Rate
Earning Assets
Loans:
Taxable (2)(3)	$3,233,394	$31,538	3.88%	$3,180,783	$30,918	3.91%	$2,910,663	$27,981	3.81%
Tax exempt (1)	11,600	164	5.62	11,763	164	5.62	12,496	170	5.40
Investments: (1)
Available for sale	500,384	3,747	2.98	488,762	3,736	3.07	471,641	3,269	2.75
Short-term investments	6,885	4	0.23	5,805	3	0.21	5,836	1	0.07
Interest bearing deposits	148,388	181	0.49	75,908	79	0.42	18,354	15	0.68
Total earning assets	$3,900,651	$35,634	3.63%	$3,763,021	$34,900	3.73%	$3,418,990	$31,436	3.65%
Less: Allowance for loan losses	(43,402)			(43,228)			(44,751)
Nonearning Assets
Cash and due from banks	122,811			109,744			108,441
Premises and equipment	50,921			48,921			44,240
Other nonearning assets	121,352			125,175			113,849
Total assets	$4,152,333			$4,003,633			$3,640,769

Interest Bearing Liabilities
Savings deposits	$270,136	$103	0.15%	$263,331	$115	0.18%	$234,360	$115	0.19%
Interest bearing checking accounts	1,261,390	1,362	0.43	1,309,443	1,455	0.45	1,221,190	1,225	0.40
Time deposits:
In denominations under $100,000	243,148	696	1.14	249,452	719	1.16	279,734	846	1.20
In denominations over $100,000	1,068,341	2,871	1.07	937,470	2,405	1.03	756,206	1,787	0.94
Miscellaneous short-term borrowings	59,133	37	0.25	96,878	99	0.41	83,015	43	0.21
Long-term borrowings and
subordinated debentures (4)	30,960	291	3.74	30,960	289	3.75	30,962	239	3.06
Total interest bearing liabilities	$2,933,108	$5,360	0.73%	$2,887,534	$5,082	0.71%	$2,605,467	$4,255	0.65%
Noninterest Bearing Liabilities
Demand deposits	768,095			677,797			634,982
Other liabilities	27,772			26,316			19,455
Stockholders' Equity	423,358			411,986			380,865
Total liabilities and stockholders' equity	$4,152,333			$4,003,633			$3,640,769

Interest Margin Recap
Interest income/average earning assets		35,634	3.63		34,900	3.73		31,436	3.65
Interest expense/average earning assets		5,360	0.55		5,082	0.54		4,255	0.49
Net interest income and margin		$30,274	3.08%		$29,818	3.19%		$27,181	3.16%

(1)
Tax exempt income was converted to a fully taxable equivalent basis at a 35 percent tax rate for 2016 and 2015. The tax equivalent rate for tax exempt loans and tax exempt securities acquired after January 1, 1983 included the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") adjustment applicable to nondeductible interest expenses.

(2)	Loan fees, which are immaterial in relation to total taxable loan interest income for 2016 and 2015, are included as taxable loan interest income.
(3)	Nonaccrual loans are included in the average balance of taxable loans.
(4)	Long-term borrowings and subordinated debentures interest expense was reduced by interest capitalized on construction in process for 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LAKELAND FINANCIAL CORPORATION

Dated:  November 1, 2016 By:  /s/Lisa M. O'Neill
                                          Lisa M. O'Neill
                                          Executive Vice President
                                          and Chief Financial Officer